Exhibit 10.1

EXECUTION VERSION

OMNIBUS AMENDMENT TO SECOND AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT

THIS OMNIBUS AMENDMENT TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of August 29, 2008  (this “Amendment”) by and among Goldman Sachs Mortgage Company, as buyer (“GSMC”), Gramercy Warehouse Funding II LLC, as a seller (“Gramercy”), GKK Trading Warehouse II LLC, as a seller (“GKK” and together with Gramercy, collectively, “Seller”), Gramercy Capital Corp., as a guarantor, GKK Capital LP, as a guarantor, Gramercy Investment Trust, as a guarantor and GKK Trading Corp., as a guarantor, (together with Gramercy Capital Corp., GKK Capital LP and Gramercy Investment Trust, “Guarantor”) amends (i) that certain Second Amended and Restated Master Repurchase Agreement, dated as of June 28, 2007, (as amended from time to time, the “Repurchase Agreement”) and (ii) that certain Second Amended and Restated Guaranty, dated as of June 28, 2007, (as amended from time to time, the “Guaranty”). Capitalized terms used but not defined herein shall have the meanings set forth in the Repurchase Agreement.

RECITAL

WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, GSMC and Guarantor have agreed to amend the Repurchase Agreement, Fee Letter and Guaranty as provided herein;

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.             Schedule 1.  Footnote 1 to Schedule 1 to Annex I to the Repurchase Agreement is hereby deleted.

2.             Pricing Rate. The definition of “Pricing Rate” in Section 2(b) of Annex I to the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“‘Pricing Rate’ shall mean, for any Purchased Loan and any Pricing Rate Period, an annual rate equal to the LIBOR Rate for such Pricing Rate Period plus the Applicable Spread for the applicable Loan Type and shall be subject to adjustment and/or conversion as provided in Sections 3(j) and 3(k) of this Annex I.  The Pricing Rate shall be computed on the basis of a 360-day year and the actual number of days elapsed.”

3.             Facility Amount.  The definition of “Facility Amount” in Section 2(c) of Annex I to the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“‘Facility Amount’ shall mean $200,000,000.”

4.             Extended Repurchase Monthly Amount.  The definition of “Extended Repurchase Monthly Amount” in Section 2(c) of Annex I to the Repurchase Agreement is hereby deleted in its entirety.

5.             Future Advance Facility Amount.

a.               The definition of “Future Advance Facility Amount” in Section 2(c) of Annex I to the Repurchase Agreement is hereby deleted in its entirety.

b.              The definition of “Securities Aggregate Repurchase Price” is hereby deleted in its entirety.

c.               Section 3(f)(ii) is hereby modified by the deletion of all but the first sentence.

d.              Section 3(s) is hereby deleted in its entirety.

6.             Facility Termination Date.  Section 3(q) of Annex I to the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“The facility under the Agreement shall terminate on September 13, 2009, unless extended as provided herein. Provided that (i) no Event of Default has occurred and is continuing and (ii) Seller shall have paid to Buyer the applicable fees in accordance with the Fee Letter, Seller may elect by written notice not later than 45 days prior to such Facility Termination Date to extend the Facility Termination Date for a period ending on the Remittance Date that is fifteen months after the initial Facility Termination Date (such period, the “Facility Extension Period”). Upon commencement of the Facility Extension Period, the Purchase Percentage and Applicable Spread with respect to each Transaction shall be adjusted in accordance with Schedule 3.”

7.             Income Payments.  Section 5(b) of Annex I to the Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“So long as no Event of Default shall have occurred and be continuing, all Income on deposit in the Blocked Account in respect of the Portfolio Loans and the associated Hedging Transactions during each Collection Period shall be applied by the Buyer on the related Remittance Date as follows:

(i)            first, to Buyer an amount equal to the Price Differential which has accrued and is outstanding in respect of the Transactions as of such Business Day;

(ii)           second, to Buyer an amount equal to all Costs and other amounts payable by Seller and outstanding hereunder and under the other Transaction Documents (other than the Repurchase Price);

(iii)          third, if a Principal Payment in respect of any Purchased Loan has been made during such Collection Period, to Buyer in respect of the Repurchase Price an amount equal to the greater of (i) the product of the amount of such Principal Payment multiplied by the Purchase Percentage and (ii) such greater amount, such that after giving effect to such payment of the applicable Repurchase Price, the aggregate Repurchase Price of the Portfolio Loans is less than or equal to the Asset Base, as determined by Buyer after giving effect to such payment; and

(iv)          fourth, to remit to Seller the remainder, if any.

If on any Remittance Date, the amounts deposited in the Blocked Account shall be insufficient to make the payments required under clauses (i) through (iii) of this Section 5(b), the same shall constitute an Event of Default hereunder.”

8.             Facility Extension.  Annex I to the Repurchase Agreement is hereby supplemented by the addition of Schedule 3 annexed to this Amendment as Exhibit I.

9.             Guaranty.  Section 1.2(a) of the Guaranty is hereby deleted in its entirety and replaced with the following:

“the prompt and complete payment of the Aggregate Repurchase Price with respect to the Purchased Loans on the Repurchase Date and all other amounts due under the Transaction Documents, all amounts in respect of all obligations and indemnities of Seller provided for in the Transaction Documents, and all damages provided for in the Transaction Documents in respect of a failure or refusal by Seller to make any such payment, voluntary or involuntary, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to Buyer; provided, however, notwithstanding any other provision herein, the aggregate sum of the Guaranteed Obligations paid by the Guarantors under this Section 1.2(a) of this Guaranty shall not exceed an amount equal to thirty-five percent (35%) of the sum of (i) the Aggregate Repurchase Price under the Repurchase Agreement and (ii) the Securities Aggregate Repurchase Price under the Securities Repurchase Agreement; provided that, upon payment in full of the Repurchase Price for the asset known as “666 Fifth Avenue Mezzanine Loan,” the aggregate sum of the Guaranteed Obligations paid by the Guarantors under this Section 1.2(a) of this Guaranty shall not exceed an amount equal to thirty percent (30%) of the sum of (i) and (ii) above.”

10.           Fee Letter.  Section 3 of the Fee Letter is hereby deleted in its entirety and replaced with the following:

“In the event we elect to extend the Facility Termination Date pursuant to Section 3(q) of the Loan Repurchase Agreement, we shall pay you an additional nonrefundable commitment fee in an amount equal to $1,500,000.”

11.           Continuing Effect.  Except as expressly amended by this Amendment, the Repurchase Agreement and the other Transaction Documents remain in full force and effect in accordance with their respective terms, and are hereby in all respects ratified and confirmed.

12.           References to Repurchase Agreement.  All references to the Repurchase Agreement in any Transaction Document or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

13.           Governing Law.  This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

14.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

[Signatures appear on the next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in their names as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By: Goldman Sachs Real Estate Funding Corp., its general partner

By:
Name:
Title:

GRAMERCY WAREHOUSE FUNDING II LLC, a Delaware limited liability company	GKK TRADING WAREHOUSE II LLC, a Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:

GKK TRADING CORP., a Delaware corporation	GRAMERCY CAPITAL CORP., a Maryland corporation

By:	By:
Name:	Name:
Title:	Title:

GKK CAPITAL, L.P., a Delaware limited partnership	GRAMERCY INVESTMENT TRUST, a Maryland real estate investment trust

By:	By:
Name:	Name:
Title:	Title: